                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            WHITEHALL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          [WHITEHALL CORPORATION LOGO]

                                2659 Nova Drive
                              Dallas, Texas 75229

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Whitehall Corporation (the "Company") which will be held on Monday, March 17, 1997, at 11:00 a.m., local time, at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, 29th Floor, New York, New York.

     At the Special Meeting, stockholders will be asked to consider and vote on a proposal to amend the Company's Restated Certificate of Incorporation for the purpose of increasing the number of authorized shares of Common Stock of the Company (the "Amendment"). On January 29, 1997, the Board of Directors declared a two-for-one stock split in the form of a one hundred percent stock dividend (the "Stock Split") on the Common Stock, subject to stockholder approval of the Amendment at the Special Meeting. The accompanying proxy statement contains important information about the proposed Amendment and the Stock Split and includes, in the Appendix, the complete text of the proposed Amendment.

     THE STOCK SPLIT IS CONTINGENT UPON STOCKHOLDER APPROVAL OF THE PROPOSED AMENDMENT. If the proposed Amendment is approved by stockholders, the Stock Split will be effective March 25, 1997. Each holder of record of Common Stock as of the close of business on that date will be entitled to receive a certificate representing one additional share for each share held. We would expect those certificates to be mailed around April 15, 1997.

     The Board of Directors recommends that stockholders vote in favor of the proposed Amendment. We strongly encourage all stockholders to read the accompanying proxy statement and to participate by voting their shares by proxy whether or not they plan to attend the Special Meeting. Please sign, date, and mail the enclosed proxy card as soon as possible. Should you decide to attend the Special Meeting, this action will not limit your right to vote in person.

     We look forward to seeing you at the Special Meeting.

                                                 Sincerely,

                                             /s/ GEORGE F. BAKER

                                               GEORGE F. BAKER
                                            Chairman of the Board

                          [WHITEHALL CORPORATION LOGO]

                                2659 Nova Drive
                              Dallas, Texas 75229

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held On March 17, 1997

TO THE STOCKHOLDERS:

     A Special Meeting of Stockholders (the "Meeting") of Whitehall Corporation (the "Company") will be held at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, 29th Floor, New York, New York, on Monday, March 17, 1997, at 11:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to amend Article IV of the Restated Certificate of Incorporation of the Company to increase the authorized Common Stock of the Company from 5,000,000 shares, par value $0.10 per share, to 20,000,000 shares, par value $0.10 per share.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only Stockholders of record as of the close of business on February 17, 1997 are entitled to receive notice of and to vote at the Meeting. A list of such stockholders shall be open to the examination of any stockholder during ordinary business hours for a period of ten days prior to the Meeting and will also be available at the Meeting.

     Whether or not you plan to attend the Meeting, please complete, date, and sign the enclosed proxy card and return it promptly to the Company in the return envelope enclosed for your use. You may revoke your proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending and voting at the Meeting.

                                            By Order of the Board of Directors
                                                    /s/ BRUCE C. CONWAY
                                                      BRUCE C. CONWAY
                                                         Secretary

Dallas, Texas
February 19, 1997

                          [WHITEHALL CORPORATION LOGO]

                                2659 NOVA DRIVE
                              DALLAS, TEXAS 75229

                                PROXY STATEMENT

     This Proxy Statement is being furnished to the holders of common stock, $0.10 par value per share (the "Common Stock"), of Whitehall Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Stockholders (the "Meeting") to be held at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, 29th Floor, New York, New York, on March 17, 1997 at 11:00 a.m., local time, and at any adjournment or postponement thereof. At the Meeting, holders of Common Stock will consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation (the "Company Charter") to increase the number of authorized shares of Common Stock from 5,000,000 shares to 20,000,000 shares. The approximate date on which this Proxy Statement and accompanying form of proxy are first being given or sent to stockholders is February 21, 1997.

     The Board of Directors has fixed the close of business on February 17, 1997, as the record date for the determination of stockholders who are entitled to notice of and to vote at the Meeting (the "Record Date"). Accordingly, only stockholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 2,754,200 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Meeting, is necessary for the approval and adoption of the proposed amendment to the Company Charter. For purposes of determining whether a matter has received a majority vote, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted at the Meeting and, therefore, will have the same effect as a negative vote.

     A proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company, at or before the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of the Common Stock and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Where a stockholder has specified a vote for or against the proposal to amend the Company Charter, such proxy will be voted as specified. If no such direction is given, all the shares represented by the proxy will be voted in favor of the proposal to amend the Company Charter and in the discretion of the persons named in the accompanying proxy card as to any other business to properly come before the Meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other matters to be presented for action at the Meeting.

     The cost of soliciting proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees, and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Common Stock.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD PROMPTLY.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of December 31, 1996 with respect to beneficial ownership of shares of Common Stock by (i) each director of the Company, (ii) the chief executive officer and each of the four other most highly compensated executive officers of the Company whose total annual salary and bonus for the year ended December 31, 1996 exceeded $100,000 (1 person) and
(iii) all directors and executive officers of the Company as a group. All persons listed below have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                             AMOUNT AND
                                                             NATURE OF
                                                             BENEFICIAL       PERCENTAGE
                 NAME OF BENEFICIAL OWNER                    OWNERSHIP         OF CLASS
                 ------------------------                    ----------       ----------
George F. Baker............................................  1,000,700(1)        36.4%
Bruce C. Conway............................................     10,000(2)           *
Arthur H. Hutton...........................................      4,000(3)           *
John J. McAtee, Jr.........................................      5,500(4)           *
Jack S. Parker.............................................      7,000(4)           *
Lewis S. White.............................................      3,000(5)           *
John H. Wilson.............................................     42,500(6)         1.5%
All current directors and executive officers as a group
  (9 persons)..............................................  1,124,985(7)        40.9%

---------------

 *  Represents less than 1% of the outstanding shares of Common Stock.

(1) Mr. Baker owns no Common Stock directly. However, as a Managing Partner of Cambridge Capital Fund, L.P., and as a Managing Partner of Baker Nye, L.P., he may be deemed to own beneficially (and the number of shares in table includes) the 657,200 shares of Common Stock owned by Cambridge Capital Fund, L.P. and the 289,500 shares of Common Stock owned by Baker Nye, L.P. Mr. Baker is also deemed to own beneficially (and the number of shares in table includes) 54,000 shares of Common Stock attributable to options exercisable within 60 days.

(2) Includes 10,000 shares of Common Stock attributable to options exercisable within 60 days.

(3) Includes 4,000 shares of Common Stock attributable to options exercisable within 60 days.

(4) Includes 5,000 shares of Common Stock attributable to options exercisable within 60 days.

(5) Includes 3,000 shares of Common Stock attributable to options exercisable within 60 days.

(6) Includes 42,000 shares of Common Stock attributable to options exercisable within 60 days.

(7) Includes 129,800 shares of Common Stock attributable to options exercisable within 60 days. Also includes 947,315 shares of Common Stock as to which the powers to vote and dispose are shared with related parties or family members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of December 31, 1996 with respect to the beneficial ownership of shares of Common Stock by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock. All persons listed below have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                              AMOUNT AND
                                                              NATURE OF
                    NAME AND ADDRESS OF                       BENEFICIAL      PERCENTAGE
                      BENEFICIAL OWNER                        OWNERSHIP        OF CLASS
                    -------------------                       ----------      ----------
Cambridge Capital Fund, L.P.................................   657,200          23.9%
  767 Fifth Avenue
  New York, NY 10153
Baker Nye, L.P..............................................   289,500          10.5%
  767 Fifth Avenue
  New York, NY 10153
Lee D. Webster..............................................   265,002(1)        9.6%
  4931 Thunder Road
  Dallas, TX 75244
Kennedy Capital Management, Inc.............................   235,900(2)        8.6%
  10829 Olive Blvd.
  St. Louis, MO 63141
Dimensional Fund Advisors Inc...............................   177,300(3)        6.4%
  1299 Ocean Avenue
  Santa Monica, CA 90401

---------------

(1) The number of shares in the table is based solely upon information provided by Mr. Webster to the Company and includes 68,438 shares owned by trusts for the benefit of Mr. Webster's children, for which he serves as sole trustee and with respect to which he disclaims beneficial ownership.

(2) The number of shares in the table is based solely upon a Schedule 13G, dated February 10, 1997, filed by Kennedy Capital Management, Inc.

(3) Dimensional Fund Advisors Inc, a registered investment adviser ("Dimensional"), is deemed to have beneficial ownership of 177,300 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                        PROPOSAL TO AMEND THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION

DESCRIPTION OF PROPOSED AMENDMENT

     On January 29, 1997, the Board of Directors unanimously adopted resolutions approving a proposal to amend Article IV of the Restated Charter (the "Amendment") in order to increase the number of shares of Common Stock which the Company is authorized to issue from 5,000,000 shares, par value $0.10 per share, to 20,000,000 shares, par value $0.10 per share. The Board of Directors has determined that the Amendment is advisable and directed that it be considered at the Meeting. The full text of the proposed Amendment is set forth in Appendix A to this Proxy Statement. The Amendment will not effect the 500,000 shares of preferred stock, par value $5.00 per share, which the Company is authorized to issue, none of which are presently issued or outstanding.

PURPOSES AND EFFECTS OF PROPOSED AMENDMENT

     General. The proposed Amendment would increase the number of shares of Common Stock the Company is authorized to issue from 5,000,000 to 20,000,000. The additional 15,000,000 shares would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock are not entitled to preemptive rights or cumulative voting.

     Proposed Two-for-One Stock Split. By resolution dated January 29, 1997, the Board of Directors authorized a two-for-one split of the Common Stock in the form of 100% stock dividend (the "Stock Split"), subject to stockholder approval of the Amendment. Without the Amendment, the Company does not have a sufficient number of authorized shares of Common Stock to effect the Stock Split. The Board of Directors believes that the increase in authorized shares of Common Stock provided for in the Amendment is necessary to provide the Company with a sufficient amount of shares to effect the Stock Split and to reserve an amount sufficient to meet all known requirements and to provide flexibility in the future.

     The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock resulting from the Stock Split may place the market price of the Common Stock in a range more attractive to investors and may result in a broader market for the Common Stock. If the proposed Amendment is approved by stockholders, the Company will apply for listing on The New York Stock Exchange for trading of the additional shares of Common Stock to be issued in the Stock Split. Following the Stock Split, an amount equal to the par value of the shares issued in the Stock Split would be transferred from additional paid-in capital to the Company's Common Stock account. The $0.10 par value of the Common Stock would not be adjusted. As of December 31, 1996, 2,752,700 shares of Common Stock had been issued and were outstanding, 1,080,656 shares of Common Stock were held in the Company's treasury and an aggregate of 99,800 shares of Common Stock were reserved for issuance under various employee benefit plans.

     If approved, the proposed Amendment and Stock Split will be effective on March 25, 1997. Stockholders of record as of the close of business on that date would receive an additional stock certificate representing one additional share of Common Stock for each share held. Stockholders should retain certificates issued prior to the effective date of the Amendment, and those certificates will continue to represent the number of shares evidenced thereby. Certificates should not be returned to the Company or its transfer agent. It is anticipated that certificates representing additional shares to be received as a result of the Stock Split would be mailed on or about April 15, 1997 to entitled holders. As a result of the Stock Split, the number of shares issuable under certain benefit and compensation programs of the Company and the exercise price for outstanding employee stock options would be adjusted.

     The Company has been advised by tax counsel that, under existing U.S. federal income tax laws and regulations, the receipt of additional shares of Common Stock in the Stock Split effected in the form of a dividend, will not constitute taxable income or gain or loss to stockholders; the cost or other tax basis of each share of Common Stock held by a stockholder immediately prior to the Stock Split will be divided equally between the corresponding two shares held immediately after the Stock Split; and the holding period for each of the two shares will include the period for which the corresponding old share of Common Stock was held. The laws of jurisdictions other than the United States (including state and foreign jurisdictions) may impose income taxes on the receipt by a stockholder of additional shares of Common Stock resulting from the Stock Split. Assuming transactions of an equivalent dollar amount, brokerage commissions on purchase and sales of the Common Stock after the Stock Split and transfer taxes, if any, may be somewhat higher than before the Stock Split, depending on the specific number of shares involved. Stockholders are urged to consult their own tax advisors.

     Additional Issuances of Common Stock. In addition to effecting the Stock Split, the increased authorized shares of Common Stock resulting from the proposed Amendment may be used in the future for any proper corporate purpose approved by the Board of Directors. Permissible uses might include financings, corporate mergers or acquisitions, employee benefit programs, acquisitions of property and additional stock dividends and stock splits. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless the applicable laws or regulations or the rules of any stock exchange on which the Common Stock may than be listed require such approval. As is presently the case, the availability for issuance of additional shares of Common Stock could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company. Except for the Stock Split there are no present agreements or commitments relating to the issuance of any additional authorized shares of Common Stock resulting from the proposed Amendment.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. As of December 31, 1996, Cambridge Capital Fund, L.P. ("Cambridge") and Baker Nye, L.P. ("Baker Nye") owned approximately 23.9% and 10.5% of the outstanding shares of Common Stock, respectively. George F. Baker, a Managing Partner of Cambridge and of Baker Nye, is the Chairman of the Board of the Company. Each of Cambridge and Baker Nye has advised the Company that it intends to vote all of its shares of Common Stock in favor of the Amendment. The Board of Directors of the Company recommends a vote for the approval of the Amendment. Proxies received by the Board of Directors will be voted for the proposed Amendment unless stockholders specify in their proxy otherwise.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARDS AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON.

Dallas, Texas
February 19, 1997

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             WHITEHALL CORPORATION

     Whitehall Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          (1) At a meeting of the Board of Directors of Whitehall Corporation lawfully convened, a resolution was unanimously adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said Corporation, declaring the advisability of said amendment and directing that the amendment be considered at a Special Meeting of Stockholders. The resolution is as follows:

             RESOLVED, that Section 4.01 of Article IV of the Restated Certificate of Incorporation of the Corporation be amended by changing said Section in its entirety so as to read as follows:

           Section 4.01. The total number of shares of capital stock which the corporation shall have authority to issue is 20,500,000, consisting of 500,000 shares of preferred stock, par value $5.00 per share, and 20,000,000 shares of common stock, par value $0.10 per share.

          (2) A Special Meeting of Stockholders of said Corporation was, on proper notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, duly called and held on March 17, 1997, at which Meeting the necessary number of Stockholders required by statute cast their votes in favor of the foregoing amendment.

          (3) Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          (4) The capital of said Corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Whitehall Corporation has caused this certificate
to be signed by George F. Baker, its Chairman of the Board, this      day of
            , 1997.

                                          WHITEHALL CORPORATION

                                                     George F. Baker
                                                  Chairman of the Board

                                                                           PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            WHITEHALL CORPORATION

                            POST OFFICE BOX 29709
                               2659 NOVA DRIVE
                             DALLAS, TEXAS 75229

        The undersigned hereby appoints George F. Baker and John H. Wilson, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Common Stock, par value $0.10 per share ("Common Stock"), of Whitehall Corporation, a Delaware corporation ("Whitehall"), which the undersigned is entitled to vote at the special meeting of stockholders to be held on March 17, 1997 at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, 29th Floor, New York, New York, commencing at 11:00 a.m. local time, and at any and all postponements or adjournments thereof (the "Special Meeting"), hereby revoking all proxies heretofore given with respect to such stock, upon the proposal identified below and more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement relating to the Special Meeting, receipt of each of which is hereby acknowledged.

        This Proxy is solicited on behalf of the Board of Directors of Whitehall. If properly executed, this Proxy will be voted in the manner directed herein by the undersigned holder, If no direction is made, this Proxy will be voted FOR the proposal identified above. If any other matters are presented to the holders of the Common Stock for a vote at the Special Meeting, this Proxy will be voted in accordance with the best judgment of the persons appointed as proxies.

      (Continued and to be marked, dated and signed, on the other side)

                                                          Please mark    [ X ]
                                                          your votes as
                                                          indicated in
                                                          this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE FOLLOWING PROPOSAL:
                                                     FOR    AGAINST  ABSTAIN
                                                    [  ]     [  ]     [  ]
1. Proposal to approve the amendment to the Restated Certificate of Incorporation of
   Whitehall increasing the authorized number of shares of Common Stock of Whitehall from 5,000,000 shares to 20,000,000 shares.


                                       Please sign exactly as name(s)
                                       appears/appear hereon. When shares are
                                       held in joint or similar capacity, both
                                       should sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as
                                       such. If a corporation, please sign in
                                       full corporate name by the president or
                                       another authorized officer. If a
                                       partnership, please sign in partnership
                                       name by an authorized person.

Signature(s)                                         Date
            ----------------------------------------      ----------------------